UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2025

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market

10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share	STRF	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

ATM Updates

On May 19, 2025, MicroStrategy Incorporated d/b/a Strategy (“Strategy” or the “Company”) announced updates with respect to its at-the-market offering programs:

ATM Program Summary	During Period May 12, 2025 to May 18, 2025		As of May 18, 2025
	Shares Sold	Net Proceeds(1)	Available for Issuance and Sale
Common ATM	1,712,708 MSTR Shares	$705.7 million	$18.98 billion of MSTR Shares
Securities Offered: Class A Common Stock, $0.001 par value per share (“MSTR Shares”)
Size: $21 billion
Established: May 1, 2025
STRK ATM	621,555 STRK Shares	$59.7 million	$20.79 billion of STRK Shares
Securities Offered: 8.00% series A perpetual strike preferred stock, $0.001 par value per share (“STRK Shares”) Size: $21 billion Established: March 10, 2025
Total		$765.4 million

(1) Net proceeds are presented net of sales commission.

BTC Update

On May 19, 2025, Strategy announced updates with respect to its bitcoin holdings:

During Period May 12, 2025 to May 18, 2025			As of May 18, 2025
BTC Acquired (1)	Aggregate Purchase Price (2)	Average Purchase Price (2)	Aggregate BTC Holdings	Aggregate Purchase Price (2)	Average Purchase Price (2)
7,390	$764.9 million	$103,498	576,230	$40.18 billion	$69,726

(1) The bitcoin purchases were made using proceeds from the Common ATM and STRK ATM.

(2) Aggregate and average purchase prices are inclusive of fees and expenses.

Recent Development

On May 16, 2025, a purported class action lawsuit was filed in the U.S. District Court for the Eastern District of Virginia against us, Michael J. Saylor, Phong Le, and Andrew Kang, alleging violations of Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10b-5 thereunder, and Section 20(a) of the Exchange Act. The plaintiff, Anas Hamza, purports to assert claims on behalf of a purported class of investors, for a period running from April 30, 2024 to April 4, 2025, alleging that the named defendants made false and/or misleading statements with respect to and/or failed to disclose information with respect to the anticipated profitability of our bitcoin-focused investment strategy and treasury operations, and the various risks associated with bitcoin’s volatility and the magnitude of the losses we could recognize following our adoption of Accounting Standards Update No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The complaint seeks unspecified damages to the class, interest, attorneys’ fees, costs, and other relief. We intend to vigorously defend against these claims. At this time, we cannot predict the outcome, or provide a reasonable estimate or range of estimates of the possible outcome or loss, if any, in this matter.

Item 7.01 Regulation FD Disclosure.

Strategy Dashboard

The Company also maintains a dashboard on its website (www.strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding the Company to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain KPI metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that the Company makes public via the website dashboard.

Furnished Information

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2025	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel